Exhibit (a)(1)(E)

Strategic Hotels & Resorts, Inc.

Offers to Purchase for Cash

Up to 4,716,981 in the Aggregate of its Outstanding Preferred Shares in the Priority Listed Below

Acceptance Priority Level	Series of Preferred Shares	NYSE Ticker Symbol	CUSIP No(s).	Number of Shares Outstanding	Maximum Number of Shares That May Be Purchased	Offer Price Per Share
1	Series C Shares	BEEPRC	86272T 502	5,750,000	4,716,981	$26.50
2	Series B Shares	BEEPRB	86272T 403	4,600,000	4,400,000	$26.50
3	Series A Shares	BEEPRA	86272T 304 86272T 205	4,488,750	4,288,750	$26.70

Pursuant to the Offer to Purchase

Dated November 7, 2011

THE OFFERS (AS DEFINED BELOW) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 7, 2011, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH DATE, AS IT MAY BE EXTENDED WITH RESPECT TO EACH OFFER, THE “EXPIRATION DATE”). THE SHARES MAY BE WITHDRAWN AT ANY TIME AT OR PRIOR TO THE EXPIRATION DATE. OUR OBLIGATION TO ACCEPT FOR PURCHASE AND TO PAY FOR SHARES VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN IS CONDITIONED ON THE SATISFACTION OF CERTAIN CONDITIONS, INCLUDING THE MINIMUM TENDER CONDITION.

November 7, 2011

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Strategic Hotels & Resorts, Inc., a Maryland corporation (the “Company”), is offering to purchase for cash up to 4,716,981 shares in the aggregate (the “Maximum Number of Shares”) of its issued and outstanding: (i) 8.25% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series C Shares”), at a purchase price of $26.50 per share, net to the seller in cash, less any applicable withholding taxes and without interest or accrued and unpaid dividends (the “Series C Offer”); (ii) 8.25% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series B Shares”), at a purchase price of $26.50 per share, net to the seller in cash, less any applicable withholding taxes and without interest or accrued and unpaid dividends (the “Series B Offer”); and (iii) 8.50% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series A Shares” and, together with the Series C Shares and the Series B Shares, the “Preferred Shares”), at a purchase price of $26.70 per share net to the seller in cash, less any applicable withholding taxes and without interest or accrued and unpaid dividends (the “Series A Offer” and, together with the Series C Offer and the Series B Offer, the “Offers”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 7, 2011 (the “Offer to Purchase”), and the related Letters of Transmittal (the “Letters of Transmittal” which, together with the Offer to Purchase, as they may be amended and supplemented from time to time, constitute the “Offer Documents”). Capitalized terms used but not defined herein have the meanings assigned to them in the Offer to Purchase.

If the aggregate number of Preferred Shares that are validly tendered and not properly withdrawn as of the Expiration Date exceeds the Maximum Number of Shares or the maximum number of shares specified for a particular series of Preferred Shares in the “Maximum Number of Shares That May Be Purchased” column of the table above (the “Maximum Series Amount”), the Company will accept for purchase that number of Preferred Shares that does not result in the Company purchasing more than the Maximum Number of Shares or the Maximum Series Amount. In that event, the Preferred Shares will be accepted for purchase in accordance with the Acceptance Priority Levels specified in the table above (in numerical priority order) and may be subject to proration, as described in the Offer to Purchase.

For your information and for forwarding to your clients for whom you hold Preferred Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

•	Offer to Purchase;

•	Letter to Preferred Stockholders;

•	A Letter of Transmittal for each Series of Preferred Stock (together with accompanying Substitute Form W-9), for your use in accepting the Offers and tendering the Preferred Shares of your clients;

•

Letter to Clients, that you send to your clients for whose accounts you hold Preferred Shares registered in your name or in the name of your nominee, with space provided for obtaining those clients’ instructions with regard to the Offers;

•	Notice of Guaranteed Delivery, to be used to accept the Offers and tender Preferred Shares if the procedure for book-entry transfer cannot be completed before the Expiration Date; and

•	Guidelines for Request for Taxpayer Identification Number on IRS Form W-9.

DTC participants will be able to execute tenders through the DTC Automated Tender Offer Program.

Stockholders must make their own decision as to whether to tender their Preferred Shares and, if so, how many Preferred Shares to tender. Your clients should read carefully the information set forth or incorporated by reference in the Offer to Purchase and the related Letters of Transmittal, including the purpose of the Offers.

Certain conditions to the Offers are described in the Offer to Purchase. All tenders must be in proper form as described in the Offer to Purchase to be valid.

We urge you to contact your clients as promptly as possible. The Offers, proration periods and withdrawal rights will expire at 5:00 p.m., New York City time, on December 7, 2011, unless the Offers are extended or earlier terminated by the Company.

With respect to any tender of Preferred Shares where the aggregate amount of Preferred Shares being tendered by the tendering holder and its affiliates and family members (whether in a single tender or in multiple tenders) is 10,000 or fewer Preferred Shares, the Company will pay the applicable soliciting dealer a fee equal to $0.125 for each Preferred Share that is validly tendered and accepted for payment (the “Soliciting Dealer Fee”).

In order to be eligible to receive the Soliciting Dealer Fee, a properly completed Notice of Solicited Tenders must be delivered by the applicable soliciting dealer to the Information Agent on or prior to the Expiration Date. The Company will, in its sole discretion, determine whether a soliciting dealer has satisfied the criteria for receiving a Soliciting Dealer Fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide tenders).

A soliciting dealer is a retail broker designated in a valid Notice of Solicited Tenders that solicited or assisted in arranging a tender of Series A Shares pursuant to the Offers and is: (i) a broker or dealer in securities and a member of a national securities exchange in the United States or of FINRA; or (ii) a bank or trust company located in the United States.

Soliciting dealers will be eligible to receive the Soliciting Dealer Fee even when the activities of soliciting dealers in connection with the Offer consist solely of forwarding to clients materials relating to the Offer and tendering or arranging for the tender of Preferred Shares on behalf of the beneficial owners thereof. Each soliciting dealer will be required to confirm that each holder of Preferred Shares that it solicits has received a copy of the Offer to Purchase or concurrently with such solicitation was provided with a copy of the Offer to Purchase. No soliciting dealer is required to make any recommendation to holders of Preferred Shares as to whether to tender or refrain from tendering in response to the Offer. No assumption will be made, in paying the Soliciting Dealer Fee to any soliciting dealer, that the soliciting dealer’s activities in connection with the Offer included any activities other than those described in this paragraph.

A soliciting dealer is not entitled to a Soliciting Dealer Fee:

(a)	with respect to Preferred Shares beneficially owned by the soliciting dealer or by any affiliate of the soliciting dealer; or

(b)	with respect to Preferred Shares that are registered in the name of the soliciting dealer, unless those Preferred Shares are held by the soliciting dealer as a nominee and are tendered on behalf of the beneficial owner of those Preferred Shares; or

(c)	with respect to Preferred Shares tendered by the holder of record, for the account of that holder, unless the tendering holder designates the soliciting dealer for this purpose in the Letter of Transmittal; or

(d)	with respect to Preferred Shares that for any reason are not accepted for payment and purchased pursuant to the Offer; or

(e)	if the soliciting dealer is an affiliate of (i) the Company, (ii) any officer or director of the Company or (iii) any beneficial owner of 5% or more of the outstanding shares of Common Stock of the Company.

Soliciting dealers should take care to ensure that proper records are kept to document their entitlement to any Soliciting Dealer Fee. The Company and the Information Agent reserve the right to require additional information at their discretion, as deemed warranted, to confirm such entitlement.

Deutsche Bank Securities and BofA Merrill Lynch are acting as Dealer Managers in connection with the Offers. In their role as Dealer Managers, the Dealer Managers may contact brokers, dealers and other nominees and may provide information regarding the Offers to those that they contact or persons that contact them. The Dealer Managers will receive, for these services, a reasonable and customary fee. The Company also has agreed to reimburse the Dealer Managers for reasonable out-of-pocket expenses incurred in connection with the Offers, including reasonable fees and expenses of counsel, and to indemnify the Dealer Managers against certain liabilities in connection with the Offers, including certain liabilities under the federal securities laws.

MacKenzie Partners, Inc. is acting as Information Agent in connection with the Offers. The Information Agent may contact holders of Series A Shares by mail, telephone, facsimile and personal interviews and may request brokers, dealers and other nominee stockholders to forward materials relating to the Offesr to beneficial owners. MacKenzie Partners, Inc. will receive reasonable and customary compensation for its services in these capacities and will be reimbursed by the Company for reasonable out-of-pocket expenses. The Information Agent will be indemnified against certain liabilities in connection with the Offers, including certain liabilities under the federal securities laws.

The Company will not pay any fees or commissions to brokers, dealers, other nominees or other persons (other than as described above) for soliciting tenders of Preferred Shares in connection with the Offers. The Company will, however, upon request, reimburse brokers, dealers and other nominees for customary clerical and mailing expenses incurred by them in forwarding materials to their customers. The Company will pay any transfer taxes that may be due on its purchase of Preferred Shares pursuant to the Offers, subject to Instruction 7 to the Letters of Transmittal.

Soliciting Dealers should take care to ensure proper record-keeping to document their entitlement to any solicitation fee.

Questions and requests for additional copies of the enclosed material may be directed to the Information Agent at the telephone numbers and address listed below.

Very truly yours,

Strategic Hotels & Resorts, Inc.

Enclosures

Nothing contained this letter or in the enclosed documents shall render you or any other person the agent of the Company, the Information Agent or the Depositary or any affiliate of any of them, or authorize you or any other person to give any information or to use any document or make any statement on behalf of any of them with respect to the Offers other than the enclosed documents and the statements contained therein.

The Information Agent for the Offers is:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: tenderoffer@mackenziepartners.com

Notice of Solicited Tenders

Strategic Hotels & Resorts, Inc.

Offers to Purchase for Cash

Up to 4,716,981 in the Aggregate of its Outstanding Preferred Shares in the Priority Listed Below

Acceptance Priority Level	Series of Preferred Shares	NYSE Ticker Symbol	CUSIP No(s).	Number of Shares Outstanding	Maximum Number of Shares That May Be Purchased	Offer Price Per Share
1	Series C Shares	BEEPRC	86272T 502	5,750,000	4,716,981	$26.50
2	Series B Shares	BEEPRB	86272T 403	4,600,000	4,400,000	$26.50
3	Series A Shares	BEEPRA	86272T 304 86272T 205	4,488,750	4,288,750	$26.70

THE OFFERS (AS DEFINED BELOW) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 7, 2011, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH DATE, AS IT MAY BE EXTENDED WITH RESPECT TO EACH OFFER, THE “EXPIRATION DATE”). THE SHARES MAY BE WITHDRAWN AT ANY TIME AT OR PRIOR TO THE EXPIRATION DATE. OUR OBLIGATION TO ACCEPT FOR PURCHASE AND TO PAY FOR SHARES VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN IS CONDITIONED ON THE SATISFACTION OF CERTAIN CONDITIONS, INCLUDING THE MINIMUM TENDER CONDITION.

Please deliver completed forms to:

BNY Mellon Shareowner Services

By First Class Mail: BNY Mellon Shareowner Services Attn: Corporate Actions Dept., 27th Floor P.O. Box 3301 South Hackensack, NJ 07606	By Hand or Overnight Courier: BNY Mellon Shareowner Services Attn: Corporate Actions Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

THIS FORM MUST BE DELIVERED TO THE ADDRESS, OR TRANSMITTED VIA FACSIMILE, AS SET FORTH ABOVE. THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY BEFORE THIS FORM IS COMPLETED.

In order to be eligible to receive the Soliciting Dealer Fee, a properly completed Notice of Solicited Tenders must be received by the Information Agent prior to the Expiration Date. The Company will, in its sole discretion, determine whether a soliciting dealer has satisfied the criteria for receiving a Soliciting Dealer Fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide tenders).

DTC PARTICIPANT NUMBER:

Beneficial Owners	Number of shares of Preferred Shares Requested for Payment	VOI Ticket Number

Attach additional sheets, if necessary.

In connection with the above-referenced Offers, the undersigned hereby represents, confirms and agrees that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with the Offers; (ii) it is entitled to a Soliciting Dealer Fee under the terms and conditions set forth in the Offer to Purchase for each of the tenders of Preferred Shares listed herein, and will provide satisfactory evidence of such entitlement upon request; (iii) in soliciting a tender, it has used no solicitation materials other than the Offer to Purchase and the other material (if any) furnished by the Company; (iv) each holder of Preferred Shares that it has solicited has received a copy of the Offer to Purchase and each amendment thereto; (v) it is either (a) a broker or dealer in securities which is a member of any national securities exchange in the United States or of FINRA, or (b) a bank or trust company located in the United States; (vi) it is not an affiliate of the Company or any officer, director or 5% or greater stockholder of the Company; and (vii) no Soliciting Dealer Fee has been requested or paid with respect to Preferred Shares tendered for its own account.

Name of Firm:

Attention:

Address:

City, State, Zip Code:

Phone Number:

Taxpayer Identification:

Signature:

(Medallion Stamp Required)

SOLICITATION FEE PAYMENT INSTRUCTIONS

ISSUE CHECK TO:

Firm:

Address:

(Please Print)

Attention:

Address:

(Include Zip Code)

Phone Number (including Area Code):

Taxpayer Identification or Social Security No:

Applicable VOI Number:

Number of Preferred Shares:

If solicitation fees are to be paid to another Eligible Institution(s), please complete the following:

ISSUE CHECK TO:

Firm:

Address:

(Please Print)

Attention:

Address:

(Include Zip Code)

Phone Number (including Area Code):

Taxpayer Identification or Social Security No:

Applicable VOI Number:

Number of Preferred Shares: